UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2018

Westamerica Bancorporation

(Exact name of registrant as specified in its charter)

California	001-09383	94-2156203
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1108 Fifth Avenue San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (707) 863-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting of shareholders held on April 26, 2018, were solicited pursuant regulation 14A of the Securities Exchange Act of 1934. The Report of Inspector of election indicates that 23,862,340 shares of the Common Stock of the Company, out of 26,574,333 shares outstanding on the February 26, 2018 record date, were present, in person or by proxy, at the meeting. The following matters were submitted to a vote of the shareholders:

Proposal 1. Election of Directors

The shareholders elected all of the Board of Directors nominees for a term of one year, as follows:

Nominee	For	Against	Abstain	Non-Votes
Etta Allen	20,134,267	748,074	41,051	2,937,712
Louis E. Bartolini	20,053,460	830,377	39,555	2,937,712
E. Joseph Bowler	20,639,319	206,951	77,122	2,937,712
Patrick D. Lynch	19,989,174	844,507	89,711	2,937,712
Catherine C. MacMillan	20,104,511	730,082	88,799	2,937,712
Ronald A. Nelson	20,108,820	727,493	87,079	2,937,712
David L. Payne	20,637,983	245,970	39,439	2,937,712
Edward B. Sylvester	20,068,713	764,909	91,006	2,937,712

Proposal 2. Approve a Non-Binding Advisory Vote on Executive Compensation

The shareholders approved, on an advisory non-binding basis, the compensation of Westamerica Bancorporation’s named executive officers, by the following vote:

For	Against	Abstain	Non-Votes
20,629,942	232,376	62,310	2,937,712

Proposal 3. Ratify Selection of Crowe Horwath, LLP as Company’s Independent Auditors for Fiscal Year 2018

The shareholders ratified the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, by the following vote:

For	Against	Abstain	Non-Votes
23,679,851	26,781	155,708	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAMERICA BANCORPORATION
(Registrant)

Date: April 30, 2018	By:	/s/ John “Robert” Thorson
John “Robert” Thorson
Senior Vice President and Chief Financial Officer